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                                                                     EXHIBIT 5.1


                                [V&E Letterhead]



                                December 8, 2000




Oil States International, Inc.
Three Allen Center
333 Clay Street, Suite 3460
Houston, Texas 77002

Ladies and Gentlemen:

         We are acting as counsel for Oil States International, Inc., a Delaware corporation (the "Company"), in connection with the proposed offer and sale (the "Offering") by the Company and certain stockholders set forth in the Registration Statement (as defined below) to the several U.S. underwriters (the "U.S. Underwriters") set forth in the U.S. Purchase Agreement (the "U.S. Purchase Agreement") to be executed in connection with the Offering by the Company, such stockholders and the U.S. Underwriters and to the several international managers (the "International Managers" and, together with the U.S. Underwriters, the "Underwriters") set forth in the International Purchase Agreement (the "International Purchase Agreement" and, together with the U.S. Purchase Agreement, the "Purchase Agreements") to be executed in connection with the Offering by the Company, such stockholders and the International Managers, pursuant to the prospectus forming a part of a Registration Statement on Form S-1, Registration No. 333-43400, originally filed with the Securities and Exchange Commission on August 10, 2000 (such Registration Statement, as amended at the effective date thereof, being referred to herein as the "Registration Statement"), of an aggregate of 10,300,000 shares of Common Stock, par value $.01 per share, of the Company ("Common Stock"), together with a maximum of 1,545,000 shares of Common Stock which may be sold by the Company to the Underwriters pursuant to the over-allotment options provided in the Purchase Agreements.

         In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, (ii) the shares of Common Stock will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the applicable prospectus and (iii) the Amended and Restated Certificate of Incorporation of the Company has become effective.


         In connection with the opinions expressed herein, we have examined, among other things, the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company and the records of corporate proceedings that have occurred prior to the date hereof with respect to the Offering, the Registration Statement and the forms of the U.S. Purchase Agreement and the International Purchase Agreement. We have also reviewed such questions of law as we have deemed necessary or appropriate.


         Based upon the foregoing, we are of the opinion that (i) the shares of Common Stock proposed to be issued and sold by the Company to the Underwriters have been validly authorized
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Oil States International, Inc.
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December 8, 2000



for issuance and, upon the issuance and delivery thereof as set forth in the Registration Statement, will be validly issued, fully paid and nonassessable and
(ii) the shares of Common Stock proposed to be sold by such selling stockholders have been validly authorized for issuance and, upon the consummation of the Combination (as defined in the Registration Statement) contemplated by the Combination Agreement dated as of July 31, 2000 among the Company and the other parties thereto, will be validly issued, fully paid and nonassessable.


         This opinion is limited in all respects to the Constitution of the State of Delaware and the Delaware General Corporation Law, as interpreted by the courts of the State of Delaware and of the United States.


         We hereby consent to the statements with respect to us under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.



                                           Very truly yours,

                                           /s/ VINSON & ELKINS L.L.P.
                                           --------------------------
                                           Vinson & Elkins L.L.P.